UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
 August 5, 2016 (August 4, 2016)

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 East Walnut, Seguin, Texas 78155
(Address of Registrant's principal executive offices, including zip code)

(830) 379-1480

(Registrant's telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Helen W. Cornell, a director of Alamo Group, Inc. (the “Company”), has notified the Company that she is interested in retiring from the Company’s Board of Directors (the “Board”) prior to the end of 2016.

(d) On August 4, 2016, the Board increased the number of members of the Board from seven to eight and elected Ms. Tracy C. Jokinen as an independent director effective immediately.

Ms. Jokinen, 47, is the Chief Financial Officer of G&K Services, Inc. (“G&K”), a service-focused provider of branded uniform and facility services programs.  Prior to joining G&K in April 2014, Ms. Jokinen spent 22 years with Valspar Corporation (“Valspar”), a global manufacturer of paints and coatings, in various positions of increasing responsibility.  Most recently, she served as Valspar’s Vice President, Corporate Finance, where she led Valspar’s tax, treasury, investor relations, internal audit, operations finance, and corporate accounting functions.  Her previous positions at Valspar included Vice President, Finance & Strategy, and Vice President, Corporate Controller and Chief Accounting Officer.

In connection with her election as a director, Ms. Jokinen will receive 840 shares of restricted stock awards pursuant to the Company’s 2009 Equity Incentive Plan.  The restricted stock awards will vest ratably over the next four years.  In addition, Ms. Jokinen will be eligible to participate in the Company’s director compensation arrangements which are more fully described in the Company’s 2016 definitive proxy statement.

Ms. Jokinen has been appointed to the Audit Committee and the Compensation Committee of the Board.

The Company is not aware of any related party transactions between Ms. Jokinen, on the one hand, and the Company, on the other hand, subject to disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release regarding the election of Ms. Jokinen to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02(d).

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release of the Company dated August 4, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.

Date: August 5, 2016	By:	/s/ Robert H. George
Robert H. George Vice President-Administration

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release of the Company dated August 4, 2016